SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 20, 2009

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49802	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Winchester Circle

Los Gatos, CA

95032

(Address of principal executive offices)

(Zip Code)

(408) 540-3700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2009, the Board of Directors of Netflix, Inc. (“Netflix”) approved amending and restating its Amended and Restated Bylaws (as amended and restated to date, the “Bylaws”), effective immediately, to set forth more explicitly the processes that stockholders must follow and to specify additional information that stockholders must provide when proposing director nominations and other business in light of the increased usage of more complex voting/ownership arrangements. As amended, the Bylaws are intended to better assure that stockholders and Netflix have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders or to be proposed for a special meeting of stockholders and to allow for full information to be distributed to stockholders. The amendments also update the notification methods for calling special meetings of the Board of Directors and include such methods as e-mail notification. The amendments also eliminate the requirement that the Board specifically authorize signatories for corporate checks as well as the requirement that the Board hold or otherwise schedule a first meeting following the annual meeting.

A copy of the Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text thereof.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Netflix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.
Date: March 20, 2009

/s/ David Hyman
David Hyman
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Netflix, Inc.